UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2017
Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 473-9950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

Modified SEC Reporting

As previously disclosed, on December 20, 2016, Dakota Plains Holdings, Inc. (the “Company”) and its wholly-owned subsidiaries, Dakota Plains Transloading, LLC, Dakota Plains Sand, LLC, Dakota Plains Marketing, LLC, DPTS Marketing LLC, DPTS Sand, LLC and Dakota Petroleum Transport Solutions, LLC (together with the Company, the “Debtors”), filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Case”) in the United Stated Bankruptcy Court for the District of Minnesota (the “Court”). During the pendency of the bankruptcy proceedings, the Company has adopted a modified reporting program with respect to its reporting obligations under federal securities laws. In lieu of filing annual reports on Form 10-K and quarterly reports on Form 10-Q, each month the Company will file with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K that will have attached to it the monthly financial reports required by the Court. Accordingly, the Company will not file an annual report on Form 10-K for the year ended December 31, 2016. The company will continue to file current reports on Form 8-K as required by federal securities laws.

Monthly Operating Reports

On January 20, 2017, the Debtors filed their unaudited monthly operating reports for the reporting period of December 20, 2016 through December 31, 2016 (the “Monthly Reports”) with the Court. Copies of the Monthly Reports are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company cautions readers not to place undue reliance upon the information contained in the Monthly Reports. Information in the Monthly Reports reflects only information related to the Debtors. The Monthly Reports contain financial statements and other financial information that has not been audited or reviewed by independent accounts and may be subject to further review and potential adjustment. The Monthly Reports are in a format prescribed by applicable bankruptcy laws, were prepared solely for the purpose of complying with the monthly reporting requirements in the Debtor’s bankruptcy proceeding and contain information that is less comprehensive than, and for periods that are shorter or different from, those required in periodic reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information set forth in the Monthly Reports should not be viewed as representative of the Company’s expected operating results for future periods.

Cautionary Note

The Company cautions its security holders that trading in the Company’s securities during the pendency of the Chapter 11 Case will be highly speculative and will pose additional, substantial risks in addition to the various risks that the Company has previously disclosed in its press releases, registration statements filed under the Securities Act of 1933, as amended, and periodic reports and schedules filed under the Exchange Act. Trading prices for the Company’s securities may not bear any substantive relationship to any recovery that the Company’s security holders may obtain in the Chapter 11 Case. In that context, the Company cannot provide any assurance in respect of the scope or amount, nature, or timing of any recovery for any such holders. Accordingly, we urge extreme caution with respect to existing and future investments in our securities.

A plan of reorganization, sale of assets or liquidation may result in the holders of the Company’s securities receiving little or no distribution in respect of their interests and cancellation of their existing securities. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan of reorganization could be confirmed notwithstanding its rejection by our security holders and notwithstanding the fact that such security holders do not receive or retain any property on account of their security interests under such plan.

Item 9.01           Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibits
99.1	Monthly Operating Reports for the reporting period December 20, 2016 through December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2017	DAKOTA PLAINS HOLDINGS, INC.

/s/ Marty Beskow
Marty Beskow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
99.1	Monthly Operating Reports for the reporting period December 20, 2016 through December 31, 2016.	Furnished Electronically